Exhibit 5.1

July 10, 2026

Traws Pharma, Inc.

12 Penns Trail

Newtown, PA 1894

Ladies and Gentlemen:

We have acted as counsel to Traws Pharma, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale (the “Offering”) of shares of common stock of the Company, par value $0.01 per share, with an aggregate public offering price of up to $5,575,709 (the “Shares”), pursuant to a Registration Statement on Form S-3 (File No. 333-297195) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and declared effective by the Commission on July 9, 2026, the related base prospectus included therein (the “Prospectus”), and the prospectus supplement, dated July 10, 2026, relating to the Offering, filed with the Commission pursuant to Rule 424(b)(5) promulgated under the Act (the “Prospectus Supplement”).

The Shares are to be issued pursuant to the Registration Statement, Prospectus, Prospectus Supplement and an At the Market Offering Agreement, dated March 10, 2025, by and between the Company and Citizens JMP Securities, LLC as sales agent (the “Offering Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act in connection with the filing of the Prospectus Supplement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Prospectus and the Prospectus Supplement.

In rendering the opinions stated herein, we have examined and relied upon the following:

A.	the Offering Agreement;

B.	the Registration Statement;

C.	the Prospectus;

D.	the Prospectus Supplement;

E.	an executed copy of a certificate of Iain Dukes, Chief Executive Officer of the Company, dated as of the date hereof (the “Officer’s Certificate”);

F.	the Company’s Certificate of Incorporation, as amended and restated, as currently in effect and as certified pursuant to the Officer’s Certificate;

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G.	the Company’s Amended and Restated Bylaws, as currently in effect and as certified pursuant to the Officer’s Certificate; and

H.	a copy of the resolutions of the board of directors of the Company, relating to the adoption, approval, authorization and/or ratification of the transactions contemplated by the Offering Agreement, including the authorization, issuance, sale and registration of the Shares, and the execution and delivery of the Offering Agreement.

We have also examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) at the time any Shares are sold pursuant to the Registration Statement, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective under the Act and will comply with all applicable laws; (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Offering Agreement, Registration Statement, the Base Prospectus, and the Prospectus Supplement; and (vi) the legal capacity of all natural persons. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated herein with respect to the Shares. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion that the issuance of the Shares, which have been registered pursuant to the Registration Statement, has been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus, the Prospectus Supplement and the Offering Agreement, including the receipt by the Company of the consideration for the Shares pursuant to the terms of the Offering Agreement, the Shares will be validly issued, fully-paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and those Federal securities laws, rules, and regulations of the United States of America, which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K (the “Current Report”), dated July 10, 2026, relating to the Offering. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

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This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention (even though the change may affect the legal conclusions stated in this opinion letter).

Very truly yours,

/s/ Snell & Wilmer L.L.P.
Snell & Wilmer L.L.P.